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                                                                     EXHIBIT 3.5



                              SECOND AMENDMENT TO
                          FIRST AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                             NATIONAL REALTY, L.P.

                        A DELAWARE LIMITED PARTNERSHIP
                ==============================================

              This Second Amendment (the "Second Amendment") to First Amended and Restated Agreement of Limited Partnership of NATIONAL REALTY, L.P. (the "Partnership"), is made and entered into as of the 18th day of December, 1998, by Syntek Asset Management, L.P., a Delaware Limited Partnership, as General Partner (the "General Partner").

              WHEREAS, the General Partner, National Realty Assignor, Inc., as the Organizational Limited Partner, for all limited partners of the Partnership (the "Limited Partners") entered into the First Amended and Restated Agreement of Limited Partnership of National Operating, L.P., (the "Partnership Agreement"), dated as of January 29, 1987, and the General Partner, together with a former general partner, amended the Partnership Agreement by executing the Certificate of Amendment of Limited Partnership Agreement of National Realty, L.P. (the "First Amendment"), dated as of May 14, 1990;

              WHEREAS, Paragraph 16.2.1 of the Partnership Agreement permits the amendment of the Partnership Agreement upon approval of a majority of the Limited Partners;

              WHEREAS, the Limited Partners evidencing 76.9% of the total outstanding limited partnership interests in the Partnership have approved this Second Amendment at a special meeting held on December 18, 1998;

              WHEREAS, pursuant to Paragraph 20.1.6, the Limited Partners have granted the General Partner a special power of attorney to execute certaln documents on their behalf after the necessary vote, consent or approval;

               WHEREAS, the General Partner, being the sole general partner of the Partnership, and 76.9% of the Limited Partners, (thereby satisfying the requirements of Paragraph 16.2.1), desire to further amend the Partnership Agreement.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

              Section 1. The first sentence of Paragraph 17.2.2 is hereby amended and restated in its entirety to read as follows:

                   On or after the fifth anniversary of the Closing Date, the
              General Partner may, upon satisfaction of the conditions contained in Paragraph 12.5.1, withdraw from the

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              Partnership upon 180 days' notice without a breach of Agreement, and except as otherwise provided herein, such withdrawal to take effect on the date specified in such notice; provided, however, the withdrawal of Syntek Asset Management, L.P. as General Partner shall not be subject to the 180 day notice provision.

              Section 2. To the extent of any inconsistencies between the terms of this Second Amendment and the terms of the Partnership Agreement, the terms of this Second Amendment shall control.

              Section 3. The Partnership Agreement, as modified herein, remains in full force and effect as the agreement of the parties.

              Section 4. This Second Amendment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute but a single instrument.




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              IN WITNESS WHEREOF, this Second Amendment has been duly executed by the parties hereto as of the date first written above.



                                        General Partner
                                        ---------------

                                        SYNTEK ASSET MANAGEMENT, L.P.
                                        A Delaware Limited Partnership

                                        By:  SYNTEK ASSET MANAGEMENT, INC.,
                                             Managing General Partner


                                             By: /s/ Robert A. Waldman
                                                ----------------------------
                                                  Robert A. Waldman,
                                                  Senior Vice President



                                        By:  /s/ Gene E. Phillips
                                           ---------------------------------
                                           Gene E. Phillips, General Partner


                                        Limited Partners
                                        ----------------

                                        SYNTEK ASSET MANAGEMENT, L.P.
                                        A Delaware Limited Partnership, for
                                        all Limited Partners now and hereafter
                                        admitted as limited partners of the
                                        Partnership, pursuant to the power of
                                        attorney included in the Partnership
                                        Agreement

                                        By:  SYNTEK ASSET MANAGEMENT, INC.,
                                             Managing General Partner




                                             By: /s/ Robert A. Waldman
                                                ------------------------------
                                                  Robert A. Waldman,
                                                  Senior Vice President



                                         By: /s/ Gene E. Phillips
                                            ---------------------------------
                                             Gene E. Phillips, General Partner